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                                                                  EXHIBIT (A)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                            INTEK GLOBAL CORPORATION

                                       AT

                              $2.75 NET PER SHARE

                                       BY

                             IGC ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                             SECURITY SERVICES PLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON WEDNESDAY, JULY 14, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   June 16, 1999

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated as of June 16, 1999(the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by IGC Acquisition Corp., a Delaware corporation ("Purchaser") and wholly owned subsidiary of Security Services plc ("Parent"), a public limited company incorporated under the laws of England and Wales, to purchase all issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of Intek Global Corporation, a Delaware corporation (the "Company"), at a price of $2.75 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the "Offer"). We are the holder of record of Shares held by us for your account.

     A tender of Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1.  The tender price is $2.75 per Share, net to you in cash.

          2.  The Offer is being made for all issued and outstanding Shares.

          3. The Board of Directors of the Company (the "Company Board") (with abstentions by the two directors who are employees of affiliates of Parent and Purchaser) unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the holders of Shares (other than Parent, Purchaser, or any affiliate of Purchaser) and recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer. The unanimous vote of the Company
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     Board is based upon, among other things, the unanimous recommendation of the Offer by a Special Committee of the Company Board, which is comprised entirely of non-management independent directors.

          4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JULY 14, 1999, UNLESS THE OFFER IS EXTENDED.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer such number of the then issued and outstanding Shares (not including Shares tendered by Parent, Purchaser or any affiliate of Parent), which represents at least a majority of the then issued and outstanding shares (excluding for purposes of this calculation all Shares owned by Parent, Purchaser or any affiliate of Parent and any Shares held in Company employee stock plans that cannot be tendered pursuant to the terms of those plans).

          6. You will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Lazard Freres & Co. LLC, the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
 SHARES OF COMMON STOCK OF INTEK GLOBAL CORPORATION BY IGC ACQUISITION CORP., A
                           WHOLLY OWNED SUBSIDIARY OF
                             SECURITY SERVICES PLC

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated as of June 16, 1999 and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by IGC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Security Services plc, to purchase all issued and outstanding shares (the "Shares") of common stock, $.01 par value per share, of Intek Global Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


  Number of Shares to be Tendered:*                                               SIGN HERE
     ------------------------ Shares                        -----------------------------------------------------
                                                                                SIGNATURE(S)

                                                            -----------------------------------------------------
                                                            -----------------------------------------------------
                                                                        PLEASE TYPE OR PRINT NAME(S)
                                                            -----------------------------------------------------

                                                            -----------------------------------------------------
Dated:            , 199                                                 PLEASE TYPE OR PRINT ADDRESS
                                                            -----------------------------------------------------
                                                                       AREA CODE AND TELEPHONE NUMBER
                                                            -----------------------------------------------------
                                                                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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